Exhibit 10.1

                    SETTLEMENT AGREEMENT AND GENERAL RELEASES

This Mutual Settlement Agreement and General Release ( the "Agreement") is made and entered into by and between K. Thomas and Callaway Decoster, husband and wife and K. Thomas Decoster individually, Michael P. and Roberta S. Gaudette, husband and wife, Dominic M. Strazzulla, the Felix A. Hertzka Estate, Claudette
L. Gelfand and the Claudette L. Gelfand Revocable Trust, Catherine C. Griffin, Michael B. and Diane L. Hayden, husband and wife, Alexander Harris, Holly O. Harris, and Joseph R. Fichtl and the Joseph R. Ficht11995 Trust (hereinafter collectively the "Debenture Holders") and Water Chef, Inc. (hereinafter "WaterChef").

WHEREAS, the Debenture Holders provided Bridge Loan funding to WaterChef in exchange for the issuance of Subordinated Debentures and Warrants to Purchase Stock;

WHEREAS, in the course of the parties' dealing, a dispute arose relative to WaterChef s obligations to the Debenture Holders and Debenture Holders' obligations to Defendant pursuant to the aforementioned Subordinated Debentures and Warrants to Purchase Stock;

WHEREAS, the Debenture Holders initiated a legal action against WaterChef in the New Hampshire Superior Court for Hillsborough County (Northern District), docketed 00-C-714 seeking damages flowing from alleged breaches of WaterChef s obligations to the Debenture Holders, allegedly resulting in breach of contract, breach of implied covenant of good faith and fair dealing, liability for debt, unjust enrichment and liability under a theory of quantum meruit (the "Legal Action");

WHEREAS, Defendant asserted counterclaims against the Debenture Holders seeking damages flowing from alleged breaches of the Debenture Holders' obligations to WaterChef, allegedly resulting money damages to Defendant;

WHEREAS, the Debenture Holders and WaterChef wish to resolve their differences and buy peace by agreement without further expense, delay or litigation;

NOW THEREFORE, in consideration of these promises and of the mutual promises and covenants set forth below, the Debenture Holders and WaterChef hereby agree as follows:

1. Upon execution of this Agreement, the Debenture Holders and WaterChef shall execute a dismissal with prejudice of the Legal Action (described below) currently pending which dismissal shall be held in escrow by Debenture Holders' counsel pending performance by Debenture Holders and Defendant of their respective obligations under the terms of this Settlement Agreement. Debenture Holders and Defendant agree that prior to the filing of the dismissal they shall execute such other document(s), if any, as may be required by the Hillsborough County Superior Court regarding the fact of settlement of the Legal Action and agree that if required by the Court that each will execute a notice of conditional settlement and continuance pending performance of the parties obligations hereunder.

2. (a) Upon execution of this Agreement, each of the Debenture Holders shall deliver to Debenture Holders' counsel, Nixon Peabody, LLP, all of WaterChef's Debentures held by Debenture Holders marked "Satisfied in accordance with the terms of the Settlement Agreement dated as of June 20, 2002 between [name of Debenture Holder(s)] and WaterChef to be held in escrow by Nixon Peabody, LLP against the delivery of Defendant's shares of Common Stock described in Paragraphs (c) and (d).

(b) Defendant's Board of Directors, pursuant to the power granted to them under WaterChef's Articles of Incorporation, if not previously approved, will no later than one (1) day following the execution of this Agreement by all of the Debenture Holders authorize an increase in the number of authorized shares of Common Stock of WaterChef in an amount at least sufficient to permit WaterChef to issue not less than three million (3,000,000) shares and such number of additional shares of Common Stock to the Debenture Holders as provided for herein. Defendant shall provide Debenture Holders' counsel with a copy of the minutes of the Board of Directors meeting.

(c) No later than June 20, 2002 or two (2) days following the execution of this Settlement Agreement by all of the Debenture Holders, whichever is later, WaterChef shall pay to the Debenture Holders an aggregate of $497,500.00 by issuing to the Debenture Holders an aggregate of not less than 3,000,000 shares of its Common Stock, $.01 par value. Such shares shall be allocated among the Debenture Holders as shown on Exhibit A to this Agreement. Defendant shall deliver said Shares to Debenture Holders' counsel with its delivery of its executed copy of this Agreement and said shares (and the shares, if any, issued pursuant to Paragraph (d) shall be held by Debenture Holders' counsel until receipt of all of the Debenture Holders' Debentures described in Paragraph (a) above. Upon receipt of all of the Debenture Holders' Debentures and Defendant's shares, Debenture Holders' counsel shall exchange the Debentures and shares and distribute them to the Debenture Holders and WaterChef

(d) WaterChef shall also calculate the average daily trading price of its Common Stock for the thirty (30) consecutive trading days immediately following the date WaterChef issues the shares described in paragraph (c) above. To determine such average daily trading price, WaterChef shall calculate the average of the ending bid and asked price on each such trading day as reported by Nasdaq and shall divide the sum of such averages by thirty (30). WaterChef shall distribute its calculations and the underlying data on which its calculations are based to the Debenture Holders for their approval, which shall not be unreasonably withheld. If $497,500.00 divided by such average daily trading price equals 3,000,006 or less, no additional shares shall be issued to the Debenture Holders. If the product of $497,500.00 divided by such average daily trading price exceeds 3,000,006, then WaterChef shall issue to the Debenture Holders such additional number of shares of its Common Stock, rounded to the next whole number of shares, as equals the amount of such excess. Such shares shall be allocated among the Debenture Holders in accordance with a schedule to be provided by the Debenture Holders within ten (10) days of the final determination of the total number of shares to be issued and shall be delivered to Debenture Holders' counsel within twenty (20) days of the delivery of such schedule.

(e) WaterChef shall and does hereby extend the term of each of the Debenture Holders' outstanding and unexercised warrants to purchase Common Stock of WaterChef for an additional twenty-four (24) months from the current expiration date of each such warrant. WaterChef further agrees that any and all of the restrictions or conditions which limit the piggy-back registration rights currently in effect with respect to the said warrants shall be, and hereby are, waived and removed. Debenture Holders shall deliver to Debenture Holders' counsel each of their outstanding and unexercised warrants to be held by such counsel until Defendant shall have issued with respect to each such warrant its Allonge To and Amendment and Extension of Warrant dated the date hereof which shall amend the expiry and piggy-back registration restrictions of such warrant as provided herein and shall further confirm that except as so amended the original terms of such warrant remain in full force and effect. Defendant shall issue an Allonge To and Amendment and Extension of Warrant with respect to each outstanding and unexercised warrant on the terms set forth herein regardless of the vote of the shareholders regarding the proposed increase in authorized capital stock. Defendant shall deliver an Allonge To and Amendment and Extension of Warrant for each outstanding and unexercised warrant to Debenture Holders' counsel within thirty (30) days of the date of the execution hereof which Debenture Holders' counsel shall affix to and make a part of each of the outstanding and unexercised warrants, and Debenture Holders' counsel shall thereupon redeliver the warrants as amended to Debenture Holders.

3. In consideration of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WaterChef, on behalf of itself, its parents, affiliates, subsidiaries, directors, shareholders, officers, employees, administrators, successors, agents, or other assigns, does hereby unconditionally release and forever discharge each and every one of the Debenture Holders, (including each of their heirs, executors, administrators, successors, agent, representatives, employees and assigns), from any and all claims, actions, liabilities and demands of any kind, whether at law or in equity, and whether such claims arise in contract or tort, and whether such claims are founded upon statutory or common law, including, but not limited to, breach of contract, negligence, breach of any duty of good faith and fair dealing, causes of action arising out of or construed to be deceptive trade practices, business torts, breach of warranty, or any other cause of action whatsoever, whether such claims are known or unknown, contingent or liquidated, arising out of or in any way related to the Bridge Loan Transactions described above and the debentures, shares or warrants issued in connection therewith, or the transactions contemplated thereby, which Defendant may now have against the Debenture Holders (to the extent such claims originated in whole or in part or, based on presently existing facts, could have originated in whole or in part on or before the date hereof), including, without limitation, any and all claims which have been asserted or could have been asserted by Defendant in the case captioned K. Thomas Decoster et. al v. Water Chef, Inc. now pending before the Hillsborough County Superior Court and identified as docket number 00-C-714 (the "Legal Action") and any and all claims directly or indirectly arising from or in connection with (1) the bridge loans, (2) the debentures executed in connection therewith (3) any shares issued to Debenture Holders pursuant to the debentures
(4) the warrants issued in connection with the debentures, (5) any action or omission to act by any of the Debenture Holders in connection with any of the foregoing, or any other documents executed in connection with the bridge loan transactions, (6) or arising from the negotiation of the terms of this Agreement.

4. In consideration of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Debenture Holders, on behalf of themselves, and each of their heirs, executors, administrators, successors, agents, representatives, employees and assigns, does hereby unconditionally release and forever discharge WaterChef, (including its parents, affiliates, subsidiaries, directors, shareholders, officers, employees, administrators, successors, agents, or other assigns), from any and all claims, actions, liabilities and demands of any kind, whether at law or in equity, and whether such claims arise in contract or tort, and whether such claims are founded upon statutory or common law, including, but not limited to, breach of contract, negligence, breach of any duty of good faith and fair dealing, causes of action arising out of or construed to be deceptive trade practices, business torts, breach of warranty, or any other cause of action whatsoever, whether such claims are known or unknown, contingent or liquidated, arising out of or in any way related to the bridge loan transaction and the debentures, shares or warrants issued in connection therewith, or the transactions contemplated thereby, which Debenture Holders may now have against WaterChef (to the extent such claims originated in whole or in part or, based on presently existing facts, could have originated in whole or in part on or before the date hereof), including, without limitation, any and all claims which have been asserted or could have been asserted by Debenture Holders in the Legal Action and any and all claims directly or indirectly arising from or in connection with (1) the bridge loans, (2) the debentures executed in connection therewith (3) any shares issued to Debenture Holders pursuant to the debentures (4) the warrants issued in connection with the debentures, (5) any action or omission to act by WaterChef in connection with any of the foregoing, or any other documents executed in connection with the bridge loan transactions, (6) or arising from the negotiation of the terms of this Agreement.

5. Adequacy of Consideration. WaterChef and each of the Debenture Holders acknowledge that the consideration for this Agreement and their respective releases is hereby accepted in satisfaction of all claims and/or damages sustained or ever to be sustained, in full and complete discharge for the claims. Each acknowledges they understand that the Agreement, and the rights conferred herein represent the entire consideration that will ever be exchanged between the parties.

6. Covenant Not To Sue. Defendant, for itself, its officers and directors, affiliates, successors and assigns, and Debenture Holders, on behalf of themselves, and each of their heirs, executors, administrators, successors, agents, representatives, employees and assigns and all others claiming by or through them, hereby covenant not to bring, commence, prosecute or maintain any suit, action or proceeding, either at law or in equity, in any court of the United States or of any State thereof, arising under or by virtue of the negotiations and/or communications entertained in connection with this Agreement. Defendant, for itself, its officers and directors, affliates, successors and assigns, and Debenture Holders, on behalf of themselves, and each of their heirs, executors, administrators, successors, agents, representatives, employees and assigns and all others claiming by or through them, hereby fully and forever release and discharge the other from any and all causes of action, whether sounding in contract or in tort, or otherwise, and any and all liability, accrued or unaccrued, known or unknown, fixed or contingent, on account of any and all claims, demands, and causes of action for all losses, damages, expenses or liabilities to them, arising out of any negotiations or communications entertained in connection with this Agreement, the bridge loans, the debentures, the shares and the additional shares.

7. Retained Rights and Claims. Notwithstanding anything contained in paragraphs 3, 4 and 6 hereof to the contrary, none of the parties releases the other from the obligations created by this Agreement.

8. The parties expressly agree not to publicize, communicate, reveal or otherwise disclose, directly or indirectly to any person, any term or condition of this Agreement except pursuant to compulsory process of law and/or to their legal and financial advisors to the extent necessary to receive professional advice if such persons are expressly advised of this confidentiality provision and agree to be bound thereby.

9. This Agreement supersedes all prior communications regarding the matters contained herein between the parties, their attorneys and representatives. There shall not be a presumption that the terms of this Agreement are to be construed more or less favorably for or against the signatories hereto. The parties have consulted with counsel with respect to this Agreement. The Agreement contains the entire agreement between the parties regarding this matter and no representations or promises have been made or relied on by any party other than as stated herein.

10. Nothing in this Agreement or the actions of any of the parties to it in negotiating, executing or complying with this Agreement shall be regarded as an admission of liability or wrongdoing by any of the parties.

11. The parties acknowledge that this is a compromise on disputed claims and this Agreement is entered to buy the peace of the respective parties.

12. The parties acknowledge and agree that this Agreement shall not be admitted into evidence in any proceeding, except as may be required to effectuate or enforce the terms of this Agreement.

13. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Hampshire, without giving effect to any choice of law provisions that might apply.

14. This Agreement may be executed in counterparts each of which will constitute an original but all of which constitutes but one Agreement.

15. Representations and Warranties. Each undersigned expressly warrants and represents to the parties released herein, as a condition to this Agreement that:

a. Each person executing this Agreement and the Releases contained herein is over the age of eighteen (18) years of age, of sound mind, and legally capable of making this agreement.

b. Each person executing this Agreement and the Releases contained herein has read and understands this Settlement and Release Agreement, and each has been provided the advice of attorneys of their selection with regard to the legal consequences of this agreement.

c. No promise or representation of any kind has been expressed or implied by any party, or by anyone acting for them, except as is expressly stated in this Agreement.

d. No person executing this Agreement and the Releases contained herein is relying on the advice the other party or parties or their representatives or attorneys, on any matters relating to this Agreement.

16. None of the persons executing this Agreement have assigned, conveyed, or pledged any part of the claims and cause of actions released herein.

17. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS HERETO, the parties have executed under seal this Agreement to be effective as of June 20, 2002.



DEBENTURE HOLDERS:                  WATER CHEF, INC.

                                       By:
------------------------------                         -------------------------
K.                                                   Thomas Decoster Name: David
                                                     Conway Its: President Duly
                                                     Authorized

-----------------------------
Callaway Decoster



Michael P. Gaudette

Roberta S. Gaudette

Dominic M. Strazzulla

Sandra Hertzka, Executrix of the Felix A. Hertzka Estate

Claudette L. Gelfand, individually and as Trustee of the Claudette L. Gelfand Trust

Catherine C. Griffm

Michael B. Hayden

Diane L. Hayden

Alexander Harris

Holly O. Harris

Joseph R. Fichtl, Trustee of the Joseph R. Fichtl 1995 Trust








                                                       EXHIBIT A


           Debenture Holder                       Original Issue Date                    Amount of Debenture
---------------------------------------- -------------------------------------- --------------------------------------
         Dominic M. Strazzulla                      March 27, 1997                             $50,000

           Felix A. Hertzka                          April 1, 1997                             $25,000

        Michael P. and Roberta                      April 22, 1997                             $25,000
          S. Gaudette, JTWROS

         Claudette L. Gelfand                       April 22, 1997                             $25,000
            Revocable Trust

         Catherine C. Griffin                       April 24, 1997                             $25,000

          Joseph R Fichtl '95                       April 24, 1997                             $50,000
                 Trust

             K. Thomas and                          April 25, 1997                             $30,000
           Callaway Decoster

            Holly O. Harris                         April 28, 1997                             $10,000

           Alexander Harris                         April 29, 1997                             $10,000

        Michael B. and Diane L.                     April 30, 1997                             $25,000
            Hayden, JTWROS

          K. Thomas Decoster                         June 4, 1997                              $25,000


                                                          8